Exhibit 10.1

RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made and entered into by and between THE STANDARD REGISTER COMPANY, an Ohio corporation (the “Company”), and Board of Director member          (“Grantee”).

BACKGROUND:

The Board of Directors of the Company considers it desirable to provide equity compensation in connection with independent Directors’ service as Board members, in accordance with the terms and conditions provided for herein and in The Standard Register Company 2011 Equity Incentive Plan (“Plan”).

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

Restricted Stock Award.

a)

 Award.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby awards to Grantee  shares of the Company’s Common Stock (the “Restricted Stock”) as follows:

Number of Shares:

_________

Award Date:

_________

Stock Price as of Award Date:

_________

The certificate (or certificates), or book entry issued in respect of the shares of Restricted Stock shall be registered in the name of Grantee and shall be held by the Company subject to the terms of this Agreement.  On and after the Award Date, Grantee will be considered a shareholder with respect to all of the shares of Restricted Stock, including the right to vote such shares  provided, however, that all dividends declared by the Company which would otherwise be payable with respect to outstanding shares of Restricted Stock that are ultimately earned shall be retained by the Company, which shall be paid to the Grantee when and as the Restricted Stock becomes vested, or shall be forfeited when and as Restricted Stock is forfeited.  If, as a result of any future adjustments to the shares of the Company’s stock, such as a stock split, Grantee, as owner of the shares of Restricted Stock, becomes entitled to new, additional or different shares of stock or securities, then any such new, additional or different shares or securities shall be subject to the same rights and restrictions as this award of shares of Restricted Stock.

Vesting of Restricted Stock.

a)

Vesting Schedule.  Grantee’s interest in the Restricted Stock shall vest in installments as indicated from and after the anniversary dates of the Award Date as follows:

First Anniversary:

_____________ shares

Second Anniversary:

_____________ shares

Third Anniversary:

_____________ shares

Fourth Anniversary:

_____________ shares

In the event Grantee’s Director service with the Company terminates prior to an Anniversary Date, the entire number of unvested shares of Restricted Stock granted to Grantee pursuant to this Agreement  and all retained dividends associated with the Restricted Shares shall be forfeited as of the date of termination without any payment therefore; provided, however, that if Grantee leaves Director service with the Company due to death or permanent and total disability, then all shares of Restricted Stock received by Grantee pursuant to this Agreement shall continue to vest according to the vesting schedule herein.

b)

Change in Control.  In the event of a change in control of the Company, as described in the Plan, the Restricted Stock granted to Grantee pursuant to this Agreement shall be vested in accordance with the Plan.

Restrictions on Restricted Stock.  The Restricted Stock shall be subject to the following restrictions:

a)

Nontransferable.   Grantee shall not have the right to sell, transfer, assign, pledge, encumber, or otherwise convey his interest in the shares of Restricted Stock (whether or not such interest is nonforfeitable), except as otherwise provided in the Plan.  Any attempt to transfer or assign the  shares of Restricted Stock in violation of this transfer restriction shall not be recognized by the Company and shall be null and void.  Following any Anniversary Date, Grantee may only trade or dispose of the vested Common Stock pursuant to a Registration Statement as may be required by the Securities Act of 1933 or other applicable state and federal law or pursuant to an opinion of the Company’s counsel that an exemption from registration is available and no Registration Statement is necessary.

b)

Securities Act of 1933.  The Restricted Stock will constitute restricted securities within the meaning of the Securities Act of 1933, and as such will be subject to restrictions and limitations on transferability, with which Grantee is familiar and to which he agrees.

c)

Restrictive Legend.  The share certificate(s) or book entry representing the shares of Restricted Stock shall have endorsed thereon a legend reflecting the restrictions of this Agreement and such certificate(s) or book entry shall be held by the Company until they become nonforfeitable, at which time they shall be transferred to Grantee.

Miscellaneous.

a)

Tax.  Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of Restricted Stock. Grantee shall have the right to make such elections under the tax laws as are available in connection with this award of Restricted Stock.

The Company shall report the value of the Restricted Stock and of any dividends paid with respect to Restricted Stock  in a manner required under federal income tax law and regulation.

b)

Securities.  Grantee represents and warrants that he is acquiring the shares of Restricted Stock for investment purposes only, and not with a view to distribution thereof.  Grantee is aware that the shares of Restricted Stock may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the shares, they will not be able to be transferred unless a registration or exemption from registration is available.  By making this award of Restricted Stock, the Company is not undertaking any obligation to register the shares of Restricted Stock under any federal or state securities laws.

c)

Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, Grantee and his executors, representatives and assigns, and the Company and its successors and assigns.

d)

Entire Agreement.  It is expressly agreed by and between the parties hereto as a material consideration for the execution of this Agreement that there are and were no verbal or written representations, understandings, stipulations, agreements or promises pertaining to the subject matter of this Agreement not incorporated in writing in this Agreement and the Plan.  This Agreement nor any of the provisions herein contained can be modified, terminated, superseded, waived or extended except by an appropriate written instrument executed by the parties hereto.

e)

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

f)

Severability.  Each Paragraph and Subparagraph of this Agreement shall be deemed severable and if for any reason any Paragraph or Subparagraph hereof is invalid or contrary to any existing or future law, such invalidity shall not affect the applicability or validity of any such other provision of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

THE STANDARD REGISTER COMPANY

By:  __________________________________

Joseph P. Morgan, Jr.

Chief Executive Officer

GRANTEE

______________________________________

(Signature of Grantee)